SEPARATION AGREEMENT AND MUTUAL RELEASE


         This Separation Agreement and Mutual Release ("Agreement") is entered into as of March 11, 1998 by and among Siliconix Incorporated, a Delaware corporation (the "Company"), Vishay Intertechnology, Inc., a Delaware corporation ("Vishay") and Richard J. Kulle ("Executive").

                                    RECITALS
                                    --------

         1. Executive is currently employed by the Company as its President and Chief Executive Officer and also serves as a member of the Board of Directors.

         2. Vishay has acquired a majority of the outstanding Common Stock of the Company.

         3. Executive, the Company and Vishay wish to set forth their agreement whereby Executive will resign from all executive positions and as an employee and a director of the Company and any subsidiaries and the Company agrees to accept such resignation. The Company, Vishay and Executive have further mutually agreed to terminate their employment relationship and to release each other from any claims arising from or related to the employment relationship.

         4. The Company has provided Executive with various severance agreements (the "Severance Agreement") and certain loans (the "Loan Agreements"). This Agreement will terminate and supersede the Severance Agreements in all respects except as otherwise specifically provided herein.

         NOW THEREFORE, in consideration of the mutual promises made herein, the Company, Vishay and Executive (collectively referred to as the "Parties") hereby agree as follows:

         1. Resignation. Executive hereby resigns from all executive positions with the Company and any subsidiaries of the Company, including as President and Chief Executive Officer of the Company, and also as an employee and a director of the Company on the Effective Date. For purposes of this Agreement, references to the Company shall include the Company and any wholly-owned or partially-owned subsidiary of the Company.

         2. Consideration. In consideration of Executive's past services to the Company, and in consideration for Executive's promises and covenants herein, the Company shall pay Executive, subject to Section 3 herein, as follows. Vishay hereby agrees to take such action as is necessary to cause the Company to make such payments to Executive or, to make such payments itself to Executive if the Company fails to make such payments.

                  (a) Salary.  The Company will pay Executive within seventy-two
(72) hours of the Effective Date all salary earned through the Effective Date, less applicable withholding.

                  (b) Separation Payments. Executive shall receive the following payments: (i) on the Effective Date a payment of $1,500,000; (ii) on the one year anniversary of the Effective Date a payment of $500,000 (plus interest at 6% on such amount from the Effective Date to the payment date) and (iii) on the two year anniversary of the Effective Date a payment of $ 779,603 (plus interest at 6% on such amount from the Effective Date to the payment date). The Parties hereby agree that of the foregoing payments, the amount of $1,279,603 is being paid to Executive in consideration of his non-competition and non-solicitation agreement and is subject to Section 3 of this Agreement.

                  (c) Business Expenses. The Company shall reimburse Executive for all business expenses incurred in connection with carrying out the business of the Company through the Effective Date promptly upon receiving backup documentation in reasonable detail documenting such expenses.

                  (d) Benefits. Executive shall receive continued coverage, through March 11, 2001 (the "Continued Coverage Period"), under each Employee Welfare Benefit Plan (as defined) of the Company in which he was participating as of March 1, 1998, at no increased cost to Executive, provided that the Company's obligations under this Section 2(d) shall be reduced to the extent Executive receives similar coverage and benefits under the plans of a subsequent employer. Executive shall promptly provide the Company with notice and information reasonably requested by the Company concerning such plans. If Executive or any member of his family is precluded from continuing full participation in any benefit under any Employee Welfare Benefit Plan as provided in this Section 2(d), then the Company shall provide Employee with at least sixty (60) days advance written notice and shall make a payment to Executive equal to 2 times the cost of "COBRA" coverage, for the number of months obtained by subtracting from (i) 36 months (ii) the number of months from the Effective Date to the date coverage under the plan became unavailable. Such amount shall be paid in a lump sum on the date Executive or any member of his family is no longer covered under such plan. Executive acknowledges and agrees that Executive can elect continuation coverage under the Company's life, disability, accidental death, dismemberment, travel and accident plans and that the payment in Section 2(b)(i) includes all payments owed by the Company for such coverage. For purposes of this Agreement "Employee Welfare Benefit Plan" shall mean "any medical, dental, hospitalization, vision, plan or program made available to the Executive."

                           The Company shall continue to pay for six (6) months
after the Effective Date the following car payments for Executive's company provided automobile; (i) monthly car payment, (ii) maintenance, (iii) insurance under the Company's fleet plan, and (iv) gas and cleaning (or, at the Company's option, a one-time payment of $1,200 in lieu of actual gas and cleaning).

                  (e) Loan Agreements. The Company and the Executive are parties to three loan agreements attached hereto as Exhibits A-1, A-2 and A-3 (collectively the "Loan Agreements").

                           (i) The Company and Executive agree that the loan
dated December 31, 1997 (Exhibit A-1) has an amended loan balance of $180,000 and accrued interest of $15,272 as of March 2, 1998 and hereby confirm such loan and accrued interest is canceled and forgiven in its entirety as of March 2, 1998.

                           (ii) The  Company and  Executive  agree that the loan
dated July 3, 1997 (Exhibit A-2) has an amended loan balance of $100,000 as of the Effective Date and accrued interest as of such date of $3,908. Such loan is due and payable on September 28, 1999. The Company and Executive hereby agree that such loan shall be repaid in its entirety on the one year anniversary of the Effective Date and that the Company shall reduce the payment in Section 2(b)(ii) by the amount of $109,408 in full satisfaction of principal and interest on such loan.

                           (iii) The Company and  Executive  agree that the loan
dated December 23, 1997 (Exhibit A-3) has an amended loan balance of $300,000 as of the Effective Date and accrued interest as of such date of $10,013. Such loan is due and payable on January 25, 2004. The Company and Executive hereby agree that such loan shall be repaid in its entirety on the two year anniversary of the Effective Date and that the Company shall reduce the payment in Section 2(b)(ii) by the amount of $343,019 in full satisfaction of principal and interest on such loan.

                  (f) No Mitigation; Limited Offset. Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due Executive under this Agreement on account of any remuneration or other benefit attributable to any subsequent employment that he may obtain except as specifically provided in Section 2(d).

                  (g) Nature of Payments. Any amounts due under this Section 2 are in the nature of severance and non-competition payments considered to be reasonable by the Company and are not in the nature of a penalty.

                  (h)  Indemnification.  The Company  shall  continue to provide
Executive with full indemnification under the Company's certificate of incorporation and by-laws as in effect on March 1, 1998 and the Indemnification Agreement between the Company and Executive dated May 29, 1991 (copies of which are attached as Exhibits B-1, B-2 and B-3) . For six years the Company shall use commercially reasonable efforts to continue to include Executive as a named insured under the Company's director and officer insurance policy with coverage amounts at least equal to those in effect as of March 1, 1998. Vishay agrees to take all action necessary to assure that the Company provides the foregoing indemnification and all action commercially reasonable to provide the foregoing insurance coverage to Executive.

         3. Forfeiture of Benefits upon Breach. In the event that Executive breaches Section 4 or 5 of this Agreement as the sole and exclusive remedy (i) all obligations of the Company to make any payments or provide any benefits under Sections 2(b)(ii) and 2(b)(iii) shall immediately terminate and Executive shall promptly repay, net of all taxes paid or payable, any amounts he may have received under these Sections 2(b)(ii) and 2(b)(iii).

         4. Non-Competition. For a period of twenty-four (24) months following the Effective Date, Executive agrees as follows. Executive shall not provide services, whether for compensation or otherwise, as an officer, director, employee, consultant or in any other capacity to any person or entity that competes, directly or indirectly, with the Company's current product line offered commercially on the Effective Date (the "Company Products"). In this regard, Executive acknowledges that the business of the Company is national and international in nature. Executive also acknowledges that this period of time, scope of business and geographic extent are reasonably necessary to protect the legitimate business interests of the Company. The foregoing restrictions shall not apply to and Executive shall have the right to, directly or as an officer, director, employee, consultant or in any other capacity with any person or entity, assemble, test, develop and manufacture any products, and to assemble, test and manufacture for other persons or entities products that compete with the Company Products, provided Executive or such person or entity does not market and sell any product which competes with the Company Products directly to the market (OEM customers) or to distributors and Executive or such person or entity is not involved in research and development, wafer fabrication, software design or "fabless" activity (using foundry production) of any product which competes with the Company Products.

                  The Company and Vishay agree that the foregoing non-competition provision does not apply to IRDC products or products of any companies or entities not including the Company that Vishay acquired at the time of its acquisition of the majority ownership of the Company.

         5. Non-Solicitation. For a period of twelve (12) months following the Effective Date, Executive shall not, and shall not intentionally or knowingly allow others under his direction to, solicit, directly or indirectly, any then current Company employee to terminate his or her employment with the Company for the purpose of working as an officer, director, employee, consultant or in any other capacity for either Executive or any of his employers. For purposes of the above, an employer of Executive's will be deemed to include (i) any parent or subsidiary of such an employer or (ii) any person or company for which Executive provides consulting services or for which he acts in the capacity of director. The foregoing shall not prohibit Executive or any employee with which Executive may be affiliated from hiring an employee or former employee of the Company; provided that such hiring results from such employee's initiative in contacting Executive or any employer Executive is affiliated with. In addition, if Executive or such employer desires to hire such employee after such contact, Executive agrees to contact the Company and to work with the Company to find a reasonable transition to enable the Company to replace such employee or modify the organization, provided such transition shall not exceed three (3) months.

         6. Confidentiality. Executive acknowledges that the Employment, Invention, Authorship, Proprietary and Confidential Information Agreement dated June 1, 1987 (the "Confidentiality Agreement") that he signed in connection with his employment and that is appended to this Agreement as Exhibit C, shall remain in full force and effect.

         7. Payment of Salary. Executive acknowledges and represents that, upon full performance of its obligations under this Agreement, the Company will have paid or made all salary, bonuses, severance amounts and any and all other compensation or benefits due to Executive as of the Effective Date as in connection with the termination of his employment with the Company.

         8. Release of Claims. The Parties acknowledge and agree that this Agreement represents settlement in full of all obligations and claims arising out of or relating to Executive's employment by the Company and the termination of such employment as provided in this Agreement. Executive, the Company and Vishay, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date including, without limitation,

                  (a) any and all claims relating to or arising from Executive's employment by (or services for) the Company, his employment relationship with the Company and the termination of that relationship;

                  (b) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

                  (c) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, the Employment Retirement Income Security Act of 1974, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act;

                  (d) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

                  (e) any claims arising out of or related to the Severance Agreements;

                  (f) any and all claims for attorneys' fees and costs;

                  (g) all claims arising out of or relating to Executive's conduct as an employee, officer, director, agent or representative of the Company;

                  (h) all claims arising out of or relating to duties owed by Executive to the Company or to any of its directors, officers, employees, agents, affiliates, stockholders, lenders, investors, predecessor or successor corporations, assigns, attorneys, accountants or other representatives; and

                  (i) any claims Executive may have against Temic Telefunken microelectronic Gmbh ("Temic") for payments under any severance or other agreement or plan that Executive participates in arising from a termination of Executive by Temic after the acquisition of Temic by Vishay, provided that this release shall not apply to amounts owed by Temic to Executive under such plans prior to or in connection with successful completion of such acquisition.

The Company, Vishay and Executive agree that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations arising under, incurred under, or preserved by this Agreement.

         9. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement by the Parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

         10. Civil Code Section 1542. The Parties represent that they are not aware of any claim by any of them other than the claims that are released by this Agreement. Executive, the Company and Vishay acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Executive, the Company and Vishay, being aware of said Code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

         11. Payment on Death. In the event of death of Executive, all unpaid amounts shall be accelerated and paid to Executive's surviving spouse or to Executive's estate if Executive has no surviving spouse.

         12. Fees and Expenses. Each of the Parties hereto shall bear their own fees and expenses, including attorneys fees, incurred in connection with the negotiation of this Agreement or otherwise arising out of, or by reason of, this Agreement.

         13. Taxes. All payments to be made by the Company to Executive under this Agreement will be subject to reduction to the extent necessary in order to comply with applicable Federal, state and local tax withholding requirements. The Company hereby warrants to Executive that no payments under this Agreement will be deemed an "excess parachute payment" under Internal Revenue Code Section 280G.

         14. Confidentiality. The Parties hereto each agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement, except where disclosure of the terms of this Agreement is otherwise required by law and except for disclosure in confidence to financial, tax, and legal advisors and disclosure by Executive in confidence to prospective employers.

         15. Disparagement. Each Party agrees to refrain from any disparagement, criticism, defamation, and slander of the other Party.

         16. No Representations. Each Party represents that it or he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. No Party has relied upon any representations or statements made by any other Party hereto which are not specifically set forth in this Agreement.

         17. Entire Agreement. This Agreement, the Confidentiality Agreement and those portions of the Loan Agreements preserved by this Agreement represent the entire agreement and understanding between the Company, Vishay and Executive concerning Executive's separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Executive's relationship with the Company and his compensation by the Company, including without limitation, the Severance Agreements, except as otherwise provided in this Agreement.

         18. Assignability; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. No rights or obligations of the Company or Vishay under this Agreement may be assigned or transferred by the Company or Vishay except that such rights or obligations shall be assigned or transferred pursuant to a merger or consolidation in which the Company or Vishay is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company or Vishay, and the Company or Vishay shall provide that such assignee or transferee expressly assumes all the liabilities, obligations and duties of the Company or Vishay, as contained in this Agreement. In connection with any transfer or assignment of its rights, duties, or obligations under this Agreement, the Company or Vishay shall take whatever action it legally can to cause such assignee or transferee to expressly assume the labilities, obligations and duties of the Company or Vishay hereunder. The Company and Vishay shall, in any event, remain as unconditional guarantor of prompt payment and prompt satisfaction of all such liabilities, obligations and duties. No rights, obligations or duties of the Executive under this Agreement may be assigned or transferred, other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 23 below.

         19. Representations. The Company and Vishay represent and warrant that each is fully authorized and empowered by any required corporate action to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any law, regulation or order of any agreement between it and any other person. The Executive represents and warrants that he is not subject to any agreement or obligation that conflicts with or would be breached by the provisions of this Agreement.

         20. Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is set forth in a writing signed by the Parties. No waiver by either Party of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in writing and signed by the waiving Party.

         21. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remainder of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

         22. Survivorship. Except as otherwise expressly set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive the termination of Executive's employment. This Agreement itself (as distinguished from the Executive's employment) may not be terminated by any Party.

         23. Beneficiaries/References. The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following the Executives's death, by giving written notice to the Company. In the event of the Executive's death or a judicial determination of his incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         24. Resolution of Disputes. Any claim arising out of or relating to this Agreement or out of Executive's employment by, or services for the Company, shall be resolved by confidential arbitration, to be held in Santa Clara County, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator(s) shall explain the reasons and basis of his (their) award in detail and in writing, and judgment upon the award may be entered in any court having jurisdiction thereof. Each Party shall bear their own respective costs and expenses relating to resolving any such claim. Pending the final and conclusive resolution of any such claim, the Company and Vishay shall continue prompt payment of all amounts due the Executive under this Agreement and prompt provision of all benefits to which the Executive or his successors and assigns are entitled.

         25. Notices. Any notice, consent, demand, request, or other communication given to a Party in connection with this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the Party specified or (b), provided that reasonable steps are taken to assure that the communication is actually received by the Party specified, five business days after being sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give notice of:

If to the Company and/or Vishay:

Vishay Intertechnology, Inc.
63 Lincoln Highway
Malvern, PA 19355-2120

Attention:   Avi Eden

With a copy sent by the same means to:

Siliconix, Inc.
2201 Laurelwood Road
Santa Clara, CA 95054

Attn:  General Counsel

If to the Executive:

         Richard J. Kulle
         12341 Stonebrook Court
         Los Altos Hills, CA 94022-5133

With a copy sent by the same means to:

         Wilson Sonsini Goodrich & Rosati, P.C.
         650 Page Mill Road
         Palo Alto, California 94304-1050
         Attention:  Barry E. Taylor, Esq.

         26. Headings. The headings of the Sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         27. Governing Law. This Agreement shall be governed by the laws of the State of California, without reference to its choice of law principles.

         28. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         29. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:
                  (a)  They have read this Agreement;

                  (b)  They   have   been   represented   in  the   preparation,
negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  (c) They understand the terms and consequences of this Agreement and of the releases it contains;

                  (d) They are fully aware of the legal and binding effect of this Agreement.

         30. Effective Date. The Effective Date of this Agreement shall be seven
(7) days after execution by all parties as required under ADEA.

                  IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                                SILICONIX INCORPORATED


Dated:  March 11, 1998                          By: /s/David Achterkirchen
                                                    ----------------------------


Dated:  March 11, 1998                          VISHAY INTERTECHNOLOGY, INC.


                                                By: /s/Avi Eden
                                                    ----------------------------


Dated:  March 11, 1998                          /s/Richard J. Kulle
                                                --------------------------------
                                                       Richard J. Kulle